Exhibit 5.1

50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775.323.1980	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702.387.6073

March 31, 2023

BioVie Inc.

680 West Nye Lane, Suite201

Carson City, Nevada 489703

Re:	BioVie Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to BioVie Inc., a Nevada corporation (the “Company”), in connection with registration by the Company of 85,175 shares of its Class A common stock, $0.0001 par value per share (the “Shares”), to be sold by selling stockholders of the Company under a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”). Of the 85,175 Shares, 35,175 of the Shares are to be issued upon exercise of the Underwriter Warrants (as defined in the Registration Statement) and 50,000 of the Shares are to be issued upon exercise of the Lender Warrants (as defined in the Registration Statement).

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)       the Registration Statement;

(b)       Underwriting Agreement between the Company and ThinkEquity, A Division of Fordham Financial Management, Inc. and Kingswood Capital Markets, Division of Benchmark Investments, Inc. dated September 17, 2020;

(c)       a form of the Underwriter Warrants;

(d)       Loan and Security Agreement and Supplement thereto among the Company, Avenue Venture Opportunities Fund, L.P., and Avenue Venture Opportunities Fund II, L.P. dated November 30, 2021 (the “Loan Agreement”);

(e)       a form of the Lender Warrants; and

(f)       resolutions of the Board of Directors and such other matters as relevant related to the (i) approval of the Underwriting Agreement and issuance of the Underwriter Warrants and authorization of the Company to execute, deliver, and perform its obligations under Underwriting Agreement and the Underwriter Warrants, (ii) approval of the Loan Agreement and issuance of the Lender Warrants and authorization of the Company to execute, deliver, and perform its obligations under the Loan Agreement and the Lender Warrants, (iii) issuance and the registration of the Shares under the Securities Act, and (iv) such other matters as relevant.

March 31, 2023 Page 2

We have also examined such other corporate charter documents, records, certificates, and instruments as we deem necessary or advisable to render the opinions set forth herein.

In our examination, we have assumed:

(a)               the legal capacity of all natural persons executing the documents;

(b)               the genuineness of all signatures on the documents;

(c)               the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d)               that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; and

(e)               other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized, and when issued against payment of the exercise price in accordance with the terms of the Underwriter Warrants and the Lender Warrants, as applicable, the Shares will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, we express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal laws. The opinions we express herein are limited solely to the laws of the State of Nevada, other than the securities laws and regulations of the State of Nevada (as to which we express no opinion).

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.